Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Orchid Cellmark Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report for the quarter ended March 31, 2011 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 13, 2011	/S/ THOMAS A. BOLOGNA
Thomas A. Bologna President and Chief Executive Officer (Principal Executive Officer)

Dated: May 13, 2011	/S/ JAMES F. SMITH
James F. Smith Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)